Registration No. 333-45434
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  RED HAT, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   06-1364380
                     (I.R.S. Employer Identification Number)

                         ------------------------------

                              2600 Meridian Parkway
                          Durham, North Carolina 27713
                                 (919) 547-0012
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                         ------------------------------

                                 Matthew Szulik
                      President and Chief Executive Officer
                                  Red Hat, Inc.
                              2600 Meridian Parkway
                          Durham, North Carolina 27713
                                 (919) 547-0012
  (Name, address including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   Copies to:

                             Brian T. Atkinson, Esq.
                             Moore & Van Allen, PLLC
                        100 North Tryon Street, Floor 47
                      Charlotte, North Carolina 28202-4003
                                 (704) 331-1000


                         ------------------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-45434) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the 80,245 shares of common stock that were registered but which remain unsold as of the date of this amendment.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Estimated expenses payable in connection with the offer and sale of the common stock in this offering are as follows:

             SEC registration fee                                $   1,251
             Legal fees and expenses                                12,000
             Accounting fees and expenses                            7,500
             Miscellaneous                                             249
                                                                 ----------
               Total                                             $  21,000
                                                                 ==========

         The registrant will bear all of the expenses shown above.

Item 15.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law, the registrant's charter and by-laws provide for indemnification of the registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The registrant currently has in place and maintains a directors' and officers' insurance policy.

Item 16.  Exhibits and Financial Schedules

        Exhibit No.                              Description
        -----------                              -----------

            2.1 Agreement and Plan of Reorganization dated November 5, 1999 by and among the Registrant, Cygnus Solutions, Miami Acquisition Corp. and Michael Tiemann, as Securityholder Agent (1)

            2.2 Agreement and Plan of Merger by and among the Registrant, HKS Acquisition Corp., Hell's Kitchen Systems, Inc. and certain shareholders of Hell's Kitchen Systems, Inc., dated as of January 4, 2000 (2)

            2.3 Stock Purchase Agreement by and among the Registrant, WireSpeed Communications Corporation, the shareholders of WireSpeed Communications Corporation and Andrew Baily as Securityholder Agent, dated as of June 13, 2000 (3)

            2.4 Stock Purchase Agreement, dated July 27, 2000, by and among the Registrant, WireSpeed Communications Corporation, the shareholders of WireSpeed Communications Corporation and Andrew Baily as Securityholder Agent, dated as of June 13,
                              2000 (3)

            4 Specimen certificate representing the Registrant's common stock (4)

            5                 Opinion of Moore & Van Allen, PLLC (5)

            23.1              Consent of PricewaterhouseCoopers LLP (5)

            23.2              Consent of Moore & Van Allen, PLLC (included in
                              Exhibit 5)

            24 Power of Attorney (included on Signature Page of Registration Statement)

---------------

(1) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1999.

(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File no. 333-94775).

(3) Incorporated by reference from the Registrant's Current Report on Form 8-K, filed August 11, 2000.

(4) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File no. 333-80051).

(5)  Previously filed.


Item 17. Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 6th day of February, 2001.

                                      RED HAT, INC.

                                      By:  /s/ Matthew J. Szulik*
                                           -------------------------------------
                                           Matthew J. Szulik
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                       `                              Date
------------------------------------------- ------------------------------------------ ----------------------
/s/ Matthew J. Szulik*                      Chief Executive Officer, President and       February 6, 2001
------------------------------------        Director (principal executive officer)
Matthew J. Szulik

/s/ Kevin B. Thompson                       Senior Vice President and Chief              February 6, 2001
------------------------------------        Financial Officer (principal financial
Kevin B. Thompson                           and accounting officer)


                                            Director                                     February __, 2001
------------------------------------
Robert F. Young

/s/ Eugene J. McDonald*                     Director                                     February 6, 2001
------------------------------------
Eugene J. McDonald

/s/ William S. Kaiser*                      Director                                     February 6, 2001
------------------------------------
William S. Kaiser

                                            Director                                     February __, 2001
------------------------------------
Kevin Harvey

/s/ Eric Hahn*                              Director                                     February 6, 2001
------------------------------------
Eric Hahn

                                            Director                                     February __, 2001
------------------------------------
F. Selby Wellman


*By:   /s/ Mark H. Webbink
       ------------------------------------
       Mark H. Webbink
       Attorney-in-Fact


                                  EXHIBIT INDEX



        Exhibit No.                              Description
        -----------                              -----------

            2.1 Agreement and Plan of Reorganization dated November 5, 1999 by and among the Registrant, Cygnus Solutions, Miami Acquisition Corp. and Michael Tiemann, as Securityholder Agent (1)

            2.2 Agreement and Plan of Merger by and among the Registrant, HKS Acquisition Corp., Hell's Kitchen Systems, Inc. and certain shareholders of Hell's Kitchen Systems, Inc., dated as of January 4, 2000 (2)

            2.3 Stock Purchase Agreement by and among the Registrant, WireSpeed Communications Corporation, the shareholders of WireSpeed Communications Corporation and Andrew Baily as Securityholder Agent, dated as of June 13, 2000 (3)

            2.4 Stock Purchase Agreement, dated July 27, 2000, by and among the Registrant, WireSpeed Communications Corporation, the shareholders of WireSpeed Communications Corporation and Andrew Baily as Securityholder Agent, dated as of June 13,
                              2000 (3)

            4 Specimen certificate representing the Registrant's common stock (4)

            5                 Opinion of Moore & Van Allen, PLLC (5)

            23.1              Consent of PricewaterhouseCoopers LLP (5)

            23.2              Consent of Moore & Van Allen, PLLC (included in
                              Exhibit 5)

            24 Power of Attorney (included on Signature Page of Registration Statement)

---------------

(1) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1999.

(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File no. 333-94775).

(3) Incorporated by reference from the Registrant's Current Report on Form 8-K, filed August 11, 2000.

(4) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File no. 333-80051).

(5)  Previously filed.